CERTAIN INFORMATION HAS BEEN OMITTED FROM THIS DOCUMENT BECAUSE IT IS (I) NOT MATERIAL, AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. OMISSIONS ARE MARKED [*******].

SIXTHADDENDUM TOAGREEMENT OF LEASE

THIS SIXTH ADDENDUM ("Addendum”) made as of the _ day of July, 2016, by and between DELAWARE COMMERCE PARK, LLC, a Delaware limited liability company having an address at 7 Finance Drive, Danbury, Connecticut 06810 ("Lessor") and HOLOGIC, INC., a Delaware corporation, having an address at 37 Apple Ridge Road, Danbury, Connecticut 06810 ("Lessee").

RECITALS

A.Lessee has leased certain premises located at 37 Apple Ridge Road, Danbury, Connecticut (the "Leased Premises"), pursuant to, and is the current tenant under, a lease dated December 26, 1995 between Melvyn J. Powers and Mary P. Powers, as original lessor, and LORAD, a Division of Trex-Medical Corporation, as original lessee, as amended by a First Addendum to Lease Agreement dated March l , 1996, a Second Addendum to Lease Agreement dated as of April 1, 1996, a Third Addendum to Lease Agreement dated as of May 1, 1996, a Fourth Addendum to Lease Agreement dated as of September 26, 2005, and a Fifth Addendum to Lease dated as of March 28, 2012 (collectively, the "Lease"). Lessor is the successor in title to the Leased Premises pursuant to Quit Claim Deed from Commerce Park Realty, LLC dated December 6, 2012.

B.By letter dated June 30, 2016, Lessee wishes to extend the Term of the Lease to December 31, 2021, upon the terms and conditions set forth in this Sixth Addendum to Lease Agreement.

C.To memorialize said extension, Lessor requires that the Lessee enter into this Addendum.

D.In consideration of the foregoing, and for One Dollar ($1.00) and other valuable consideration received by each to their satisfaction, Lessor and Lessee hereby agree as follows:

AGREEMENT

1. Lessor and Lessee hereby agree to extend the Lease Agreement, as described in this Sixth Addendum to Lease Agreement for five (5) years commencing on January 1, 2017 and ending on December 31, 2021. All references in the Lease to the "Initial Term" shall be deemed to mean the period ending on December 31, 2021.

2.Notwithstanding anything contained in the Lease to the contrary, the parties hereby agree that, commencing as of January 1, 2017, the Fixed Rent shall be payable as follows: [*******].

3.The parties hereby agree that the Lessor shall construct the following improvements to the Lease Premises at Lessor's sole expense:

•	[*******]

•	[*******]

•	[*******]

•	[*******]

4.The parties hereby agree that the Lessee will be granted one (1) additional option to extend the Lease Term for two (2) years ("Option"). Lessee agrees to provide at least a twelve (12) month prior notice to exercise the addition Term Option. The parties hereby agree that the Fixed Rent for the Option shall be at [*******].

5. Except as specifically modified hereby in this Addendum, all of the terms and conditions of the Lease Agreement remain in full force and effect.

6. This Addendum shall be binding upon, and inure to the benefit of, Lessor and Lessee and their respective heirs, successors and assigns.

7.This Addendum shall be construed in accordance with the laws of the State of Connecticut.

8.This Addendum and the Lease Agreement may not be changed or modified, i n whole or in part, except by written instrument executed by the party against whom enforcement of such change or modification is sought

9. All capitalized terms used, but not defined herein, shall have the definitions attributed thereto in the Lease Agreement.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Addendum as of the day and date first above written.

LESSOR:

DELAWARE COMMERCE PARK, LLC

By: Commerce Park Management
Company, Its Manager

By::
/s/ Melvyn J. Powers
Melvyn J. Powers President

LESSEE:

HOLOGIC, INC.

By: /s/ Ed Zielinski
Vice President, Real Estate & Facilities